UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2011

FRONTIER BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52297	06-1678089
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1837 Harbor Avenue, P.O. Box 13098, Memphis, Tennessee	38113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 233-7359
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or
Completed Interim Review

On November 11, 2011, the  Board of Directors of Frontier Beverage Company, Inc. (the “Company”), after consultations by management with Sherb & Co., LLP, the Company’s independent registered public accounting firm, concluded that accounting errors were made in the financials included in the Company’s Form 10-Q for the quarter ended June 30, 2011 (the “2nd Quarter Form 10-Q”). Specifically, during the second quarter certain product with limited shelf life totaling approximately $26,000 was shipped and billed for full value.  Such product should have been billed for approximately $6,000.  The change resulted in a decrease to revenue of approximately $20,000 and a corresponding decrease to accounts receivable.

As a result of the above described accounting errors, the Board of Directors concluded that the financials included in the 2nd Quarter Form 10-Q should no longer be relied upon.  Furthermore, the Board of Directors authorized the restatement of the financial statements included in the 2nd Quarter Form 10-Q.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frontier Beverage Company, Inc.

Dated: November 15, 2011	By:	/s/Terry Harris
Terry Harris President